BRADLEY PHARMACEUTICALS, INC.
                         CONDENSED CONSOLIDATED
                        STATEMENTS OF CASH FLOWS
                             (UNAUDITED)

                                                       Six Months Ended
                                                          June 30,
                                                     1998           1997

Supplemental disclosures of cash flow
    information:

      Cash paid during the period for:

        Interest                              $       78,000  $     66,000

        Income taxes                          $      164,000  $     74,000










         See Notes to Condensed Consolidated Financial Statements


























   6